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                            CENTURY PLAZA OFFICE BUILDING

    AGREEMENT OF LEASE made this 14th day of June, 1997, by and between PAREC LANSDALE OFFICE ASSOCIATES, a Pennsylvania limited partnership, acting by and through its General Partner, Parec Realty Partners, with its principal place of business c/o Parec Realty, Inc., 731 Skippack Pike, P.O. Box 1205, Blue Bell, Pennsylvania 19422 ("Landlord"), party of the first part, and Madison Bank, a Pennsylvania corporation, with a place of business at 1767 Sentry Parkway West, Blue Bell, PA 19422 ("Tenant"), party of the second part.

    WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


    1. Reference Data. As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this section 1.

PREMISES:     that 3,799 rentable square foot portion of the Century Plaza
              Office Building (the "Building") constructed on certain land
              (the "Land") located at 100 Main Street, Lansdale, Pennsylvania, with C1 zoning in Montgomery County, Pennsylvania, as further identified in Exhibit "A" attached hereto and made a part hereof.


TERM:         Ten (10) years.

COMMENCEMENT DATE:  Defined in Section 4.

BASE RENT:

         Year 1: $9,497.50 annually; no base rent shall be paid for the first six months, $1,582.92 monthly for months seven through twelve.

         Year 2: $37,990.00 annually; payable in twelve equal monthly installments of $3,165.83

         Year 3: $47,487.50 annually; payable in twelve equal monthly installments of $3,957.29

         Year 4: $56,985.00 annually; payable in twelve equal monthly installments of $4,748.75

         Year 5: $66,482.50 annually; payable in twelve equal monthly installments of $5,540.21

         Year 6: $70,281.50 annually; payable in twelve equal monthly installments of $5,856.79


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         Year 7:   $70,281.50 annually; payable in twelve equal monthly
                   installments of $5,856.79

         Year 8: $70,281.50 annually; payable in twelve equal monthly installments of $5,856.79

         Year 9: $70,281.50 annually; payable in twelve equal monthly installments of $5,856.79

         Year 10: $70,281.50 annually; payable in twelve equal monthly installments of $5,856.79

    The first monthly installment, in the amount of $1,582.92 (applicable to month seven of Lease Year 1) shall be paid upon the execution of this Lease.

EXPENSE STOP:      Tenant shall pay its pro-rata share of increases in
                   Operating Expenses annually in excess of the actual
                   Operating Expenses for the calendar year 1998.

ADDITIONAL RENT:   Sums not including Base Rent which Tenant is obligated to
                   pay to Landlord from time to time pursuant to the terms of this Lease.

PERMITTED USES:    Tenant shall use and occupy the Premises for general office use and retail bank business only.

SECURITY DEPOSIT:  No security deposit.

TENANT'S PROPORTIONATE SHARE:

                   6.7 percent (determined by dividing the area of the Premises by the area of the Building [56,484 square feet].

ACTIVE BROKER:     Penn American Real Estate Company, Mike Tyrrell.


    2. Demise. Landlord hereby demises and lets to Tenant and Tenant hereby leases from Landlord the Premises for the Term, upon the conditions and limitations set forth herein. This Lease shall not be binding upon Landlord unless Landlord's mortgagee shall have approved this Lease within ten (10) days from the date hereof.

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    3.   Construction by Tenant.

         A. Tenant shall, without cost to Landlord, complete, alter or improve the Premises in accordance with the memorandum of work, plans and specifications to be attached hereto as Exhibit "B" (the "Memorandum of Work") and Exhibit "C" (the "Plans and Specifications") and made a part hereof. Landlord shall approve the Memorandum of Work and Plans and Specifications attached hereto as Exhibits "B" and "C," respectively. All the aforesaid work shall be done in compliance with applicable laws and lawful ordinances.

         B. Tenant, its agents, employees and contractors, shall at all times prior to the commencement of the Term have the right, at Tenant's own risk and responsibility, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment.

    4. Term. The Term shall commence on the date when Tenant, with Landlord's consent, assumes possession of the Premises or any part thereof. In any event such Term shall not commence later than November 1, 1997. The commencement and expiration dates of the Term, when determined as above provided, shall be confirmed by an addendum to this Lease.

    5.   Rent.

         A. Tenant shall pay to Landlord during the Term the Base Rent, without notice or demand, in the monthly installments specified in Section 1, in advance on the first day of each calendar month of the Term. If the Term commences other than on the first day of a calendar month, then the installments of Base Rent for the first calendar month during which Tenant is obligated to pay Base Rent hereunder and the last calendar month of the Term shall be adjusted proportionately.

         B. If Tenant fails to pay when due any Rent or any other sum within ten (10) days after its due date, then Tenant shall pay a late charge in the amount of five percent (5%) of the amount of such delinquent payment or payments, as the case may be. Such late charge is intended to compensate Landlord for additional expenses incurred by Landlord in processing such late payments. The late charge provided for herein is in addition to and is cumulative with all other rights and remedies of Landlord provided for hereunder. Nothing herein contained is intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment.

    6.   Rental Adjustments.

         If Landlord's Real Estate Taxes (as herein defined) shall increase in any one Lease Year over the amount of Landlord's Real Estate Taxes for the immediately preceding Lease Year, Tenant shall pay as Additional Rent its Proportionate Share of any such increase in Real Estate Taxes. Real Estate Taxes shall mean real property taxes and other taxes or surcharges levied in lieu

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of such taxes, general and special public assessments, taxes or surcharges imposed by any governmental authority pursuant to anti-pollution or environmental legislation other than charges or penalties imposed on Landlord, prior owners or other tenants at the Building for which Tenant is not responsible, taxes on the rentals of the Building or the use, occupancy or renting of space therein. Real Estate Taxes shall not be included within the definition of Landlord's Operating Expense. Tenant's Proportionate Share of the increase in Real Estate Taxes payable in any one year shall not be affected by the "collar" on Operating Expenses more particularly described below.

         Such Proportionate Share of the increase in Real Estate Taxes shall be paid in the following manner: within one hundred twenty (120) days following the end of the first and each succeeding Operating Year, Landlord shall furnish Tenant a statement setting forth (i) the Real Estate Taxes for the preceding Operating Year and (ii) Tenant's Proportionate Share of the increase in Real Estate Taxes for such Operating Year. Within fifteen (15) days following the receipt of such statement, Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the increase in Real Estate Taxes for such Operating Year.

         If Landlord's Operating Expense for any Operating Year shall be greater than the Expense Stop, Tenant shall pay to Landlord as Additional Rent an amount equal to the product obtained by multiplying the difference by Tenant's Proportionate Share (the amount of such difference is hereinafter referred to as the "Operating Expense Excess"). If Tenant occupies the Premises or a portion thereof for less than a full Operating Year, the Operating Expense Excess will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Premises. Notwithstanding the foregoing, the Operating Expense Excess shall be calculated each Lease Year commencing after calendar year 1998 assuming that the minimum Operating Expense for any such year is 103% of the Operating Expense for the immediately preceding calendar year (regardless of the actual amount of the Operating Expense for such calendar year) and that the maximum Operating Expense for any such year is 107% of the Operating Expense for the immediately preceding calendar year (regardless of the actual amount of the Operating Expense for such year). The foregoing minimum and maximum annual adjustment of Operating Expense is referred to herein as the "collar".

         Such Operating Expense Excess shall be paid in the following manner: within one hundred twenty (120) days following the end of the first and each succeeding Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year and (ii) Tenant's Proportionate Share of the Operating Expense Excess for such Operating Year. Within fifteen (15) days following the receipt of such Operating Expense Statement (the "Expense Excess Date"), Tenant shall pay to Landlord as Additional Rent the Tenant's Proportionate Share of the Operating Expense Excess for such Operating Year.

         As used in this Section 6 and Section 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

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              i) "Operating Year" shall mean each calendar year, or other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Term.

              ii) "Operating Expense Statement" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (a) the Operating Expense for the preceding Operating Year, and (b) Tenant's Proportionate Share of the Operating Expense Excess for such Operating Year, or portion thereof.
The Operating Expense Statement for each Operating Year shall be sent by Landlord to Tenant each year during the Term.

              iii) "Operating Expense" shall mean the following expenses incurred by Landlord in connection with the operation, repair and maintenance of the Building and the Land:

                   a) Premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in normal and customary amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage on the Building, as well as the premiums and fees for the insurance described in Section 9.D below;

                   b) All water and sewer charges, electricity, heat and other utilities not separately metered to tenants in the Building (provided, however, that Landlord covenants and agrees to use commercially reasonable efforts to separately meter and exclude from Operating Expenses any such utilities for any tenant at the Building whose use thereof substantially exceeds amounts attributable to normal office users);

                   c) Janitorial service, maintenance and repair costs, including repairs and replacements described in section 7 below, repairs and replacements of supplies and equipment, snow removal and paving, lawn and general grounds upkeep, maintenance and repair, and the costs of all labor, material and supplies incidental thereto and any costs incurred in connection with the construction of improvements required by any governmental authority, other than capital expenditures;

                   d) Wages, salaries, fees, other compensation and payments, and disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefits (along with any taxes imposed upon employers in connection therewith) with respect to such persons employed by Landlord for rendering service in the normal operation, cleaning, maintenance, management and repair of the Building, excluding capital improvements;

                   e) Management fees not to exceed six percent (6%) of Base Rent payable to the managing agent for the Premises, if any, and if there shall be no managing agent or if the managing agent is a company affiliated with Landlord, the management fees that would

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customarily be charged for the management of the Premises by an independent, first-class managing agent in the Philadelphia suburban area, not to exceed six percent (6%) of Base Rent.

Notwithstanding the foregoing, Operating Expenses shall not include expenditures for any of the following:

                   a) The costs for alterations or additions which are considered capital improvements or replacements under generally accepted accounting principles other than improvements required by any governmental authority.

                   b) Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                   c)   Repairs for which Landlord is responsible pursuant to
Section 7 below, and work for which Landlord is responsible under Section 3 above, or similar capital improvements to other leasable spaces within the Building, and capital repairs, such as major roof replacement.

                   d)   Repairs or rebuilding necessitated by condemnation.

                   e)   Depreciation and amortization of the Building.

                   f) The salaries and benefits of executive officers of Landlord, if any.

                   g) Net income, franchise or capital stock taxes payable by Landlord.

                   h) Interest on debt or amortization of principal on any mortgages or other obligations of Landlord.

                   i) Extraordinary insurance premiums that may be imposed upon Landlord or the Building by reason of a particular tenant's use or operation of its premises.

    7.    Maintenance of Premises.

         (a) Landlord shall be responsible, at its sole cost and expense, to keep the exterior foundations and walls of the Building in good order and repair; provided that Tenant shall give Landlord reasonable notice of the need for such repair. Landlord shall be responsible, as an Operating Expense (except to the extent any of the following are excluded from the definition of Operating Expenses), to keep the roof, floors, sewage system, any other underground utilities, plumbing, electrical, heating and air conditioning systems, all down spouts, gutters, sidewalks, the

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parking lot, driveways, all common interior portions of the Building and all common fixtures and appurtenances therein in good order and repair.

         (b) Tenant shall, throughout the term, and at its sole cost and expense, take good care of the Premises and the other improvements now or hereafter comprising all or any part of the Premises, the electrical systems and facilities located in the Premises, and the fixtures and appurtenances therein and maintain the same in good order and condition, and promptly at Tenant's own cost and expense make all repairs necessary to maintain such good order and condition, except for repairs which Landlord agrees to make pursuant to the previous paragraph. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises, including any portion of the Premises which Landlord is obligated to maintain pursuant to the previous paragraph of this Section 7, caused by (i) the negligence or willful conduct of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or (ii) as the result of all or any of them moving in or out of the Premises or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements after fifteen (15) days' prior written notice from Landlord (with the exception of emergencies, which shall not require prior notice), the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

         (c) Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or to any appurtenances or equipment therein, except to the extent such repairs, etc., are necessitated by the negligence or willful act of Landlord, its agents, employees or contractors. Except as expressly provided in sections 10 and 11 hereof, there shall be no abatement of rent because of such repairs, alterations, additions or improvements.

    8.   No Other Services by Landlord; Utilities.

         A. Landlord shall not be required to render any services to Tenant or to make any repairs or replacements to the Premises, except as provided in sections 7, 11 and 12 hereof.

         B. Tenant shall be solely responsible for and shall promptly pay all rents, costs and charges for electricity, telephone, security systems, and any other service used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use thereof.

         C. Tenant shall pay as Additional Rent, promptly upon presentation of bills therefor, Tenant's Proportionate Share of all electricity, heat, light and power consumed in the operation of the Building. Landlord shall bill Tenant the regular retail rate of PECO or any successor utility company.

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    9.   Insurance.

         A. Tenant, at Tenant's expense, shall maintain in effect throughout the Term, insurance against claims for personal injury (including death) and property damage, under a policy of general public liability insurance, in amounts not less than $1,000,000 combined single limit in respect of bodily injury (Including death) and $1,000,000 for property damage.

         B. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty (30) days prior written notice to Landlord. Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to Landlord copies of all policies herein required of Tenant. The insurance policy referred to in subsection A above shall name Landlord as an additional insured, but only with respect to liability arising out of Tenant's use and occupancy of the Premises.

         C. Each of the parties hereto hereby holds harmless and releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or the property of such party, even if such liability results from the negligence of the other party; provided, however, that this release shall be effective only (i) during such time as the applicable insurance policy carried by such party names the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor.

         D. Landlord, as an Operating Expense, will keep the buildings and the improvements now or hereafter located on the Premises insured against "all risk" of loss with an insurer in an amount at least equal to replacement value. "All risk" shall mean at a minimum coverage for special causes of loss perils. Such insurance shall also provide for "loss of rents" insurance in the amount of actual loss sustained. Any deductible must be borne by Landlord.

         E. Landlord waives all rights of recovery and rights of subrogation (subject to the provisions of Section 9.C above) for damage caused by any of the perils insured against under the policy obtained pursuant to Section 9.D above. This waiver shall apply whether or not the loss is due or alleged to be due to any actions or inactions or other negligence on the part of Tenant.

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    10.  Casualty.

         A. If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord shall repair the damaged portions of the Premises (but not any of the Tenant's property therein or improvements or alterations made by the Tenant unless the same are insured under the policy referred to in Section 9.D above), except that if, in Landlord's reasonable judgment, the damage would require more than sixty days work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, then the Landlord shall have the right to terminate this Lease by so notifying Tenant, which notice shall specify a termination date not less than fifteen (15) days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence.

         B. During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Base Rent under Section 5 and Operating Expense Allowance under Section 6 shall abate as of the date of the casualty in the proportion which the damaged area of the Premises bears to the entire Premises (except if the damaged area renders the entire Premises unusable or not reasonably fit for its intended use).

         C. If Landlord does not restore the Premises or the affected portion to tenantability within one hundred eighty (180) days after such casualty (provided that the nature of the damage is such that it reasonably could be repaired within one hundred eighty (180) days after commencement of work), or so commences restoration and pursues the same with due diligence if restoration cannot be completed within such one hundred eighty (180) days, Tenant may then terminate this Lease, retroactive to the date of casualty; provided, however, such one hundred eighty (180) day period shall be extended by causes delaying the work of restoration which are beyond Landlord's reasonable control, not to exceed an additional sixty (60) days.

    11.  Condemnation.

         A. If all or a substantial portion of the Premises is taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority.
If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Premises, or (ii) if a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) above and Tenant in the case of (ii) above shall have the right to terminate this Lease on the date when the condemned portion of the Premises is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date; provided, however, that in the event Tenant elects to terminate this Lease because parking areas have

                                       9
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been condemned, Landlord shall have the right to negate Tenant's election to terminate by replacing the parking spaces so condemned with additional parking spaces located on land contiguous to the Premises.

         B. If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Base Rent shall be reduced effective as of the date of delivery in the proportion which the condemned area bears to the entire area of the Premises.

         C. Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate. Tenant shall also have the right to make claim for the loss of leasehold improvements and fixtures installed by Tenant at its expense so long as the payment for the taking of such leasehold improvements or fixtures does not reduce the award otherwise payable to Landlord.

    12. Tenant's Fixtures. Tenant shall have the right to install trade fixtures, machinery and equipment (excluding alterations, improvements and additions which are governed by Section 13) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, machinery and equipment shall be limited to items normally used in an office/warehouse building. Tenant shall remove all such trade fixtures, machinery and equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises caused by such installation or removal.

    13. Alterations. Tenant shall not, without on each occasion, first obtaining Landlord's prior written consent, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that they do not impair the structural strength, operation or value of the Premises. Tenant agrees to pay for such alterations, etc. and to indemnify, save and hold Landlord harmless from any cost, expense or liens arising in connection therewith. All alterations, improvements and additions, except for minor alterations and improvements as aforesaid, upon completion of construction thereof, shall become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; provided, however, that Tenant shall, prior to the end of the Term, remove all such alterations and improvements, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and removal. For purposes of this Section 13, "minor improvements" shall be defined as those improvements costing no more than $2,000.

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    14.  Mechanics' Liens.  Tenant shall not, in the making of any repairs or alterations, suffer or permit any mechanic's laborer's or materialman's lien to be filed against the Premises or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within thirty days after notice of filing, shall cause it to be discharged of record (by payment, payment into court or bonding).

    15. Use of Premises. Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which shall in any way cause substantial noise, vibrations, fumes, or increase the rate of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents; and in the event that there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building.

    Tenant shall open the Premises for business to the public on or before the Rent Commencement Date and thereafter operate the entire Premises during the Lease Term for the Permitted Use in a high-class and reputable manner, maintaining at all times in the Premises a staff of employees.

    Except as provided herein, Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion, but which granting or withholding shall not be unreasonably delayed, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof. All signs installed by Tenant shall be removed by Tenant at its expense upon the expiration or sooner termination of this Lease.

    Notwithstanding the foregoing, Tenant shall have the right from time to time and at any time to install and thereafter change displays in the windows of the Premises, provided that Tenant shall give Landlord written notice of any such installation or change thereto promptly after the occurrence thereof, and further provided that Landlord shall have the right, upon written notice to Tenant, to require that Tenant remove any display or portion thereof that Landlord, in its sole discretion, determines to be offensive or otherwise unacceptable. Immediately upon receipt of any such notice, Tenant shall remove the displays or portions thereof as required in such notice.

    16. Environmental Matters. Without limiting the generality of Section 15 hereof, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment

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or human health ("Environmental Law").  Tenant shall also cause its subtenants (if subtenants are permitted by this Lease), licenses, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

         Tenant shall not use or store Hazardous Materials (as hereafter defined) in the Premises except for such Hazardous Materials of the types and quantities as are commonly used in business offices similar to Tenant's, including by way of example and not limitation, photocopier toner fluid and correction fluid (the "Excepted Materials"). In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Materials on, above, beneath or near the Premises of the Building, provided that nothing herein is intended to prohibit the lawful transfer to and from the Premises of the Excepted Materials. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 69916991(I), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste as defined in the Pennsylvania Solid Waste Management Act, PA Stat. Ann. Title 35 Section 6018.103 (Purdon Supp.
1987); (5) hazardous material designated under the Pennsylvania Hazardous Materials Transportation Act Pa. Stat. Ann Title 75 Sections 8303 Purdon Supp.
1987); (6) any substance which may be the subject of liability pursuant to the Pennsylvania Clean Streams Law, Pa Stat. Ann. Title 35, Sections 691.1 to
691.1001 (Purdon Supp. 1987); (7) an object or material which is contaminated with any of the foregoing; (8) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

              a. Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials into the environment, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape.

              b. Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Landlord or the Building, by any third-party, including without limitation, any governmental authority, arising from the breach of Environmental Laws by Tenant, its subtenants, licensees, or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises or the Building as the result of the act or omission of Tenant, its subtenants, licenses, invitees, agents, contractors, subcontractors and/or employees including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, bodily injury (including death) and property damage.

              c. Tenant shall supply Landlord with copies of any written communication between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

    17. Rules and Regulations. Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt with respect to the Building and common areas.

    18. Governmental Regulations. Tenant shall throughout the term of this Lease, at Tenant's sole cost and expense, promptly comply with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to the use and occupancy of the Premises by Tenant, exterior as well as interior, foreseen or unforeseen, ordinary as well as extraordinary, or to the fixtures and equipment thereof; provided, however, that Tenant shall not be required to comply with the foregoing laws, ordinances and notices with respect to the exterior walls unless the need for such compliance arises out of Tenant's use, manner of use or occupancy of, or installations within or upon the Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided and Tenant shall pay all personal property taxes, income taxes, license fees, and other taxes which are or may be assessed, levied or imposed upon Tenant in connection with Tenant's operation of its business upon the Premises. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises.

    19. Signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected or maintained at any place upon the Premises or the Building without Landlord's written approval. Notwithstanding the foregoing to the contrary, Landlord hereby consents to the installation by Tenant, at Tenant's sole cost and expense, of signs of the same size and location as those signs most recently located on the Building and/or upon the Premises by the former tenant of the Premises,

Mellon Bank; provided, however, that Tenant shall be responsible at Tenant's cost for complying with any laws and regulations pertaining to the installation and maintenance of such signs.

    20. Landlord's Entry. Landlord and its agents, contractors and invitees shall have the right to enter the Premises at all reasonable times to inspect the same, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected.

    21. Indemnification. The parties hereto shall each indemnify the other from and against any and all losses, costs (including reasonable counsel fees), claims, suits, actions and causes of action, whether legal or equitable, sustained or arising by reason of the indemnifying party's default in any of its obligations hereunder, or of the fault or neglect of the indemnifying party or of the failure by the indemnifying party or any of its officers, agents, employees or invitees to fulfill any duty toward the public, or any person or persons whomsoever, which the indemnifying party, by reason of its occupancy or use of the Premises, may owe, or arising from or in any way related to the alleged generation, manufacture, production, processing, refining, handling, treatment, storage, deposit, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on or affecting the Premises or the Building of a Hazardous Substance or otherwise arising from any other alleged violation of any of the Environmental Laws, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

    22. Curing Tenant's Defaults. If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed necessary by Landlord, provided that Landlord shall have first given Tenant written notice of such default and Tenant shall have failed within fifteen (15) days following said written notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, upon demand of Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees, not to exceed five percent (5%) of the amount so demanded) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

    23.  Default.

         A.  Events of Default.  If

              i) Tenant fails to pay any installment of Base Rent when due and such failure continues for a period of five (5) days after notice by or on behalf of Landlord; provided, however, that Landlord need not give any such notice, and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period,

              ii) Tenant fails to pay any Operating Expense Excess or Additional Rent when due and such failure continues for a period of ten (10) days after written notice from Landlord,

              iii)  Tenant vacates the Premises,

              iv) Tenant fails to observe or perform any of Tenant's other obligations herein contained and such failure continues for more than fifteen
(15) days after written notice from Landlord,

              v)    Tenant makes an assignment for the benefit of creditors,

              vi) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law,

              vii) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within thirty
(30) days,

              viii) Tenant is adjudicated a bankrupt, or

              ix) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease, an Event of Default shall be deemed to Exist and Tenant shall be in default hereunder.

         B. Landlord's Remedies. If an Event of Default occurs hereunder, at the option of Landlord:

              i) the balance of the Base Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder shall be deemed to be due, payable and in arrears, as if payable in advance hereunder. Any acceleration of the rent by Landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent upon Landlord's demand, then Landlord may thereafter terminate this Lease, as aforesaid.

         OR

              ii) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises.

         C. Damages. Unless and until Landlord shall have terminated this Lease under subsection 23.B above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all of the conditions of this Lease throughout the remainder of the Term; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable counsel fees (not to exceed five percent (5%) of the amounts claimed), as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

         If Landlord terminates Tenant's leasehold estate and this Lease as provided in subsection 23.B. above, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof, to such Tenant(s), on such provisions and for such period(s) as Landlord may deem appropriate. It is understood that Landlord shall have no obligation to have the Premises available for reletting or otherwise endeavor to relet so long as Landlord (or any related entity) has other comparable vacant space or property available for leasing to others in the general geographical area of the Premises; and that notwithstanding nonavailability of other space or property, Landlord's obligation to mitigate damages shall be limited to such efforts as Landlord, in its sole reasonable judgment, deems appropriate.

         The damages which Landlord shall be entitled to recover from Tenant in such case shall be the sum of:

              i) all Base Rent and Additional Rent accrued and unpaid as of the termination date;

              ii) a) all costs and expenses incurred by Landlord in recovering possession of the Premises,

                   b) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term,

                   c) the costs of reletting (exclusive of those covered by the foregoing b) including brokerage fees (only to the extent any brokerage fees paid in connection with this Lease have not been amortized) and reasonable counsel fees; AND

              iii) all Base Rent and other charges (including Additional Rent when the same can be determined) otherwise payable by Tenant over the remainder of the Term:

     --LESS--

              iv) all rent, including Additional Rent to the extent that the same would have been payable by Tenant, as Landlord may receive from other tenant(s) by reason of the leasing of the Premises or part thereof during or attributable to any period falling within the otherwise remainder of the Term.

         The damage sums payable by Tenant under the preceding provisions of this subsection 23.C. shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

         D. Interest Due on Unpaid Amounts. Any sums payable by Tenant hereunder which are not paid within ten (10) days after the same shall be due shall bear interest from that day until paid at the rate of two percent (2%) over the then prime rate being charged by Corestates Bank for ninety (90) day loans to major corporate borrowers (unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply).

         E. Waivers by Landlord, etc. No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant while an Event of Default is continuing under this Lease (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder, in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

    24. Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

    25. Assignment and Subletting. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees or any subsidiary, parent or affiliated company of Tenant without Landlord's prior written approval, which Landlord agrees not unreasonably to withhold. It will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord.

         Tenant's request for approval shall be in writing and contain the name, address and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

         Within fifteen (15) days from receipt of such request, Landlord shall either:

              A.    grant consent, or

              B.    refuse consent, or

              C. require Tenant to execute an assignment or lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or

              D. if the request is for consent to a proposed assignment of this Lease, terminate this Lease and the Term hereof effective as of the last day of the month in which the request was received.

         Each assignee or sublessee of Tenant's interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant or assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

         Any assignment or subletting shall terminate any right in Tenant (as may otherwise be provided for herein) to renew or extend the Term of this Lease or any right of expansion to new or additional space, and shall likewise terminate and render void and of no effect any prior exercise of any of the rights enumerated above (except and only to the extent that a renewal term is then in effect).

         Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions or conditions in this Lease contained.

    26. Subordination. This Lease is and shall be subject and subordinate at all times to all mortgages and other encumbrances now or hereafter placed upon the Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten (10) days following the request of Landlord or Landlord's mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenant's agreement to attorn to the holder of such prior right. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates.

    27. Tenant's Certificates. Tenant shall, from time to time, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a recordable written instrument(s) certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), and the dates to which rental charges have been prepaid by Tenant, if any, and whether or not Landlord is in default of any of its obligations hereunder. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease or the Premises.

    28. Acceptance; Surrender. By entry and possession of the Premises, Tenant hereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease. Tenant shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty.

    29. Holding Over. This Lease shall expire absolutely and without notice on the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Base Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to twice the Base Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

    30. Notices. All notices, requests and consents herein required or permitted from either party to the other shall be in writing and shall be deemed given when received or rejected by the addressee, registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant c/o its President at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other.

    31. Broker. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or agent in connection with the negotiation for or the obtaining of this Lease, other than a representative of Penn-American Real Estate Company acting as agent for Landlord and the Active Broker. Landlord agrees to indemnify and hold Tenant harmless from and against all cost, liability or claim for commission or other compensation by any broker or agent claiming to be employed or contracted by Landlord other than Penn-American Real Estate Company with respect to the Premises.

    Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or agent in connection with the negotiations for or the obtaining of this Lease, other than Penn-American Real Estate Company and Active Broker, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all cost, liability or claim for commission or other compensation by any broker or agent, other than Active Broker, claiming to be employed by Tenant or claiming to have called the Premises to Tenant's attention.

    32. Definition of Parties. The word "Landlord" is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had had he originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after he ceases to hold a fee or leasehold interest in the Premises, except for obligations which may have theretofore accrued; and in all events, Tenant shall look solely to the Premises and rent derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person. The word Tenant is used herein to include the party named above as Tenant as well as its or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

    33. Entire Agreement; Interpretation. This Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

    34.   Renewal Term

         (a) Provided no Event of Default under this Lease has occurred and is continuing, Tenant shall have the right and option, exercisable by giving written notice thereof to Landlord at least six (6) months prior to the expiration of the initial Term (or any such renewal term), to renew the term of this Lease for two (2) additional five (5) year terms and upon the giving of any such notice the Lease Term shall automatically be renewed for an additional period of five years, and no further instrument of renewal need be executed. As used in this Lease, the term "Lease Term" shall mean the original term and any renewal term for which Tenant has given notice of its intention to renew. If Tenant fails to give notice of its intention to renew the Lease Term, this Lease shall automatically terminate upon the expiration of the then-current Lease Term, and Tenant shall have no further rights of renewal.

         (b) Each renewal term shall be upon the same terms and conditions as set forth herein for the immediately preceding term except that (i) the Base Rent payable during each year of each renewal term shall be increased from the Base Rent for the previous Lease year by the percentage increase in the Consumer Price Index for all Urban Consumers, published by the Bureau of Labor

Statistics of the United States Department of Labor ("CPI"), and (ii) prior to the commencement of the first renewal term, Landlord, at Landlord's sole cost and expense, shall repaint and recarpet the Premises to the building standard finish then in effect for new leases at the Building. Notwithstanding the foregoing, the increase in Base Rent for each year of each renewal term shall in no event be less than three percent or more than seven percent above the Base Rent for the immediately preceding Lease Year.

         (c) Base Rent shall be payable in advance on the first day of each month during each Renewal Term. Tenant shall continue to be responsible during the Renewal Term for all other payments required under the Lease.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

                             LANDLORD:

                             PAREC LANSDALE OFFICE ASSOCIATES

                             By:  Parec Realty Partners, its sole general
                                  partner

                                  By:  Parec Realty, Inc., its sole general
                                       partner
ATTEST:

                                       By: /S/ Robert A. Ayerly
/S/ David S. Gray                          ----------------------------------
--------------------------                     Name:  ROBERT A. AYERLY
Name:  DAVID S. GRAY                                  Title: PRESIDENT
Title: VICE PRESIDENT

                               TENANT:

                             MADISON BANK

ATTEST:


By: /S/ ILLEGIBLE                  By: /S/ ILLEGIBLE
    ---------------------------        ---------------------------
    Name:                              Name:
    Title:                             Title:

                              EXHIBIT "A"







          Diagram showing the premises that 3,799 rentable square foot portion of the Century Plaza Office Building (the "Building") constructed on certain land (the "Land") located at 100 Main Street, Lansdale, Pennsylvania, with C1 zoning in Montgomery County, Pennsylvania.